UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

December 11, 2006

Solution Technology International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27842	52-1988677
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

Garrett Information Enterprise Center
685 Mosser Road, Suite 11
McHenry, MD 21541

(Address of principal executive offices) (Zip Code)

(301) 387-6900

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On December 11, 2006 the Registrant (“Solution Technology International”) issued a total of 7,936,508 shares of its common stock, $0.01 par value per share, for total payments of $250,000 from seven individuals. Under the terms of the equity investment by these investors Solution Technology International has agreed to register these shares.

The above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D issued thereunder, to persons who are sophisticated in such transactions and who had knowledge of and access to sufficient information about Solution Technology International to make an informed investment decision. The purchasers of these securities were aware that they were restricted securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Dan L. Jonson
Dan L. Jonson
President and Chief Executive Officer

Date: December 15, 2006